UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 22, 2006
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	0-17224	66-031262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01 Regulation FD Disclosure.
     A copy of the press release referred to under Item 8.01 below is attached as Exhibit 99.1 to this Current Report on Form 8-K.
     The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.
Item 8.01 Other Events.
     Doral Financial Corporation (the " Company"), under the direction of its new Chief Executive Officer, Glen Wakeman, has begun the process of strengthening the senior management team at the Company.
     On August 22, 2006, the Company issued a press release announcing the appointment of Calixto García-Vélez as Chairman and Chief Executive Officer of Doral Bank Puerto Rico (the “Bank”). Mr. García-Vélez, who is highly experienced in consumer banking, joins the Company from Citigroup, where he previously served as President of Citibank West, FSB. Mr. García-Vélez’ appointment represents another important milestone in the Company’s continuing efforts to identify and recruit top talent for the Company.
     Prior to serving as President of Citibank West, Mr. Garcia-Velez was president of Citibank Florida and business manager of Citibank North America’s South division, which included Florida, the Mid-Atlantic region, Puerto Rico and Texas. He began his professional career in 1990 with First Union Bank as a management associate in Florida. He joined Citibank Florida in March 1993 as a financial center manager. He received both his Bachelor’s and Master’s degrees from the University of Miami in Coral Gables, Florida.
     Mr. García-Vélez succeeds Antonio Faría who, having resigned on August 16, 2006, will stay with the Bank until October 15, 2006.
     The Company also announced that, effective August 23, 2006, Julio Micheo resigned from his position as Executive Vice President and Treasurer of the Company. The Company is undertaking a search for a new Treasurer.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
99.1	Press release dated August 22, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: August 24, 2006	By:	/s/ Lidio Soriano
		Name:	Lidio Soriano
		Title:	Executive Vice President and Chief Financial Officer

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